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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-13245 of Virus Research Corporation (The "Company") on Form S-8 of our report dated January 30, 1998 on the financial statements of the Company as at December 31, 1997 and December 31, 1996 and for each of the years in the three year period ended December 31, 1997 appearing in this annual report on Form 10-K of the Company.




                                               Richard A. Eisner & Company, LLP




Cambridge, MA
March 26, 1998